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                                                                   EXHIBIT 10.12

                        TERMINATION AGREEMENT AND RELEASE

         THIS TERMINATION AGREEMENT AND RELEASE is made and entered into this 3rd day of May, 2002, and is by and between Ultrak Operating, L.P., a Texas limited partnership (together with its parent, Ultrak, Inc., a Delaware corporation and their affiliated entities, the "Company"), and Peter Beare (the "Executive").

         WHEREAS, the Executive has been employed by the Company as its President and Chief Operating Officer; and

         WHEREAS, certain disputes between the Company and the Executive have arisen with respect to the Executive's departure from the Company; and

         WHEREAS, the Company and the Executive have agreed upon the terms of the Executive's resignation as an officer, employee and director of the Company and desire to set forth the terms and conditions of the Executive's amicable departure from the Company.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Termination of Employment. Effective the date hereof, the Executive's employment with the Company is hereby terminated and Executive hereby resigns from his position as an officer of the Company and hereby reaffirms his resignation as a director of the Company.

         2. Severance Payments. The Company shall pay to the Executive (a) on or before May 10, 2002, a lump sum payment of $155,000, (b) on or before May 10, 2002, a payment of $6,554.72, which represents the Executive's accrued and unpaid vacation pay and (c) during the period from the date hereof through October 31, 2002, the Executive's normal payroll payments in accordance with the Company's standard payroll procedure at the Executive's current salary rate of $310,000 per annum; provided; however; that if Executive accepts any position (including, but not limited to, a consulting position) from an entity that purchases all or a portion of the assets of the Company, whether by sale, merger or otherwise, the payments referred to in subparagraph (c) above shall terminate on the later of the date the Executive accepts such position (prior to October 31, 2002) or July 31, 2002. All payments to be made hereunder shall be subject to appropriate withholding for Federal and state taxes.

         3. Options. The Executive's right to exercise any options to purchase shares of Ultrak, Inc. shall continue to be governed by the terms of the applicable stock option plans and grant agreements.

         4. Medical Benefits. The Company shall continue to pay the Company's portion of the premiums for the Executive's medical insurance under the Company's group insurance plan so that the Executive continues to be covered until the earlier of October 31, 2002 or such time as the Executive accepts full-time employment with another entity.



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         5. Forfeiture of Bonus Pool. The Executive hereby forfeits participation in any Company bonus pools and any performance bonuses to which he may have been entitled.

         6. No Other Benefits. Other than as set forth herein, the Executive agrees that he is not entitled to any further compensation (cash, equity or otherwise) or benefits from the Company or to receive any of the benefits made available to the Company during his employment by the Company.

         7. Release of the Company. For good and valuable consideration, receipt of which is hereby acknowledged, the Executive hereby releases and discharges the Company and its principals, directors, officers, partners, agents, attorneys, assureds, employees, past and present heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Company and its principals, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns the Executive ever had, now has, or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. The foregoing release shall include, but not be limited to, all matters arising from any rights as an employee of the Company including, but not limited to, those arising under the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act and Title VII of the Civil Rights of 1964, as amended. However, nothing contained herein shall in any way affect the right of the Executive to enforce his rights and remedies under this Agreement or any rights of indemnification the Executive may have under the Company's director and officer liability policy or the Company's Certificate of Incorporation, Bylaws or Partnership Agreement.

         8. Release of the Executive. In consideration for the surrender by the Executive of the options and other good and valuable consideration, receipt of which is hereby acknowledged, the Company, including its principals, directors and officers, hereby releases and discharges the Executive and his agents, attorneys, assureds, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Executive, his agents, attorneys, assureds, past and present heirs, executors, administrators, successors and assigns the Company ever had, now has or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. However, nothing contained herein shall in any way affect the right of the Company to enforce its rights and remedies under this Agreement.

         9. Covenants, Representations and Warranties by the Parties. The parties hereto hereby covenant, warrant and represent, with full knowledge that each other intends to rely thereupon, that



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                  (a) they possess all of the requisite power and authority to enter into and fully perform their obligations under this Agreement and to bind the party or parties on whose behalf he or it has signed;

                  (b) they have not assigned, do not intend to assign and will not assign any claims that are the subject of the releases set forth herein;

                  (c) they have not assigned or otherwise transferred, do not intend to assign or transfer and will not assign or transfer to any person or entity any right that would or might derogate, encumber or interfere with any of the rights granted herein;

                  (d) they have had the opportunity to consult with legal counsel of their own choosing in connection with this matter;

                  (e) they have entered into this Agreement voluntarily and with full knowledge of the effects thereof;

                  (f) they have read and fully understand the terms and conditions of this Agreement;

                  (g) they are under no financial, emotional, physical or other duress or compulsion in connection with their entry into this Agreement;

                  (h) they are under no time pressure in connection with their entry into this Agreement; and

                  (i) the terms of this Agreement are fair, reasonable, and not unconscionable.

         The parties acknowledge and agree that they have all participated in the drafting of this Agreement, and the language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. All covenants, representations, warranties, rights and obligations contained in this Agreement shall survive the execution of this Agreement.

         10. Disclaimers by the Company. The Company and its principals, directors, officers, partners, agents, attorneys and employees have not made and do not make any representations or warranties concerning the past, present or projected value of any options issued by Ultrak, Inc. or the stock of Ultrak, Inc. or any other matter affecting or relating to any options issued by Ultrak, Inc. or the stock of Ultrak, Inc. The parties acknowledge that no such representations have been made.

         11. Non-Competition Covenant of the Executive. In consideration of the payment of severance benefits hereunder and other good and valuable consideration, for a period of one year from the date hereof, the Executive will not, assist a Competing Business (as defined below) by doing any of the following prohibited acts:

                  (a) directly or indirectly, contact or solicit, or direct any one else to contact or solicit, any Covered Customer or Prospective Customer (as defined below) or Covered Brokers



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(as defined below) for the purpose of selling or attempting to sell, any products and/or services that are the same or so similar to the products and services provided by the Company to its customers that they would displace or reduce the volume of products or services sold by the Company to its customers. In addition, the Executive will not identify or disclose any such Covered Brokers, Covered Customers or Prospective Customers, or any part thereof, as being a business broker, customer or prospective customer of the Company to any person, firm, corporation, association, or other entity engaged in a Competing Business; or

                  (b) participate in a Competing Business by supervising, or providing, directly or indirectly, services or assistance to a Competing Business in a position that involves (i) duties or functions that are the same or substantially similar in their purpose to those provided by the Executive to the Company, (ii) duties or functions that would involve input into or direction of the Competing Business' decisions regarding, but not limited to, marketing, product or service development, engineering or research and development, financial planning, organizational change or restructuring, customer solicitations, and (iii) direction or control over communications with Covered Customers, Prospective Customers and/or Covered Brokers; provided, however, that nothing herein shall prevent the Executive from directly owning less than five percent (5%) of the common stock of a publicly traded Competing Business or indirect ownership of an interest in a Competing Business through mutual funds or similar investment entities; or

                  (c) solicit or otherwise induce, on his own behalf or on behalf of any other person or entity, any of the Company's employees to terminate their employment with the Company; or

                  (d) take any action as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Company's business brokers, customers, or prospective customers to induce the Company's business broker, customer or prospective customer at issue to terminate or reduce in any way any aspect of the Company's ongoing sales or services, or other business activities with the customer, broker or prospective customer that the Executive is then working for; or

                  (e) use any of the specialized training he has received from the Company; or

                  (f) use the goodwill developed with the Company's customers, contractors and vendors.

         The foregoing restrictions apply to activities by Executive anywhere within a fifty (50) mile radius of any office of the Company; and at the addresses or locations where Covered Customers and Prospective Customers and Covered Brokers are doing business on the date hereof.

         The Executive acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Company in the conduct of its business and that, if the Executive becomes employed by another employer, he shall be required to disclose the existence of this Section 11 to such employer and the Executive hereby consents to and the Company is hereby given permission to disclose the existence of this Section 11 to such employer.



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         For purposes of this Section 11, (A) a "Competing Business" means any person or entity engaged in the business of providing competing goods or services that are the same or similar to the goods or services sold by the Company to its customers that they would displace or reduce the volume of products or services sold by the Company to its customers, (B) a "Covered Customer" or "Prospective Customer" means any person or entity that (i) held a contract with the Company, or requested a contract proposal, or had a contract proposal made to it by the Company, within the previous six months; and (ii) that the Executive either had contact with or received confidential information about during the last six months of the Executive's employment with the Company,
(C) a "Covered Broker" refers to any person or entity who, within the preceding 12 months in the ordinary course of business for that person or entity, (i) acted as an agent or intermediary to facilitate the sale of goods or services sold by the Company; and, (ii) had contact with the Executive or was the subject of confidential information handled by the Executive.

         Notwithstanding the foregoing, if the Executive accepts a position from an entity that purchases all or a portion of the assets of the Company, whether by sale, merger or otherwise, the Executive's compliance with this Section 11 shall be waived by the Company.

         12. Confidentiality: Non-Disparagement.

                  (a) The Executive represents that he has returned or will immediately return to the Company all Company Information (as defined below) and property, including, without limitation, the Executive's leased vehicle, mailing lists, reports, files, memoranda, records and software, credit cards, cell phones (to be returned on July 1, 2002), door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property that he received or prepared or helped to prepare in connection with his employment with the Company and that he will not retain any copies, duplicates, reproductions, notes, excerpts or abstracts thereof. In the event the Executive hereafter discovers any Company Information in his possession, he agrees to immediately return such material or materials to the Company. Should the Executive be uncertain as to whether any material or materials in his possession constitute Company Information, he agrees to submit a written list thereof to the Company and make such material or materials available for inspection by the Company, and Executive shall abide by the Company's reasonable designation of such materials as Company Information. In addition to the foregoing, "Company Information" as used in this Agreement means (i) confidential information of the Company, including, without limitation, information received from the Company or from third parties under confidential conditions, (ii) all information related to the Company's projects, and (iii) other technical, business or financial information or trade secrets, the use or disclosure of which might reasonably be construed to be contrary to the interests of, or beneficial to the competitors of, the Company.

                  (b) The Executive and the Company agree that in the course of his employment with the Company, the Executive acquired Company Information. The Executive agrees that such Company Information has been disclosed to him in confidence and for the use only of the Company. The Executive acknowledges that he has no ownership right or interest in any Company Information used or developed during the course of his employment. The Executive agrees (i) that he will keep such Company Information confidential at all times and (ii)



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that he will not make use of Company Information on his own behalf or on behalf of any third party.

                  (c) The Executive agrees that in the event he receives any request or demand for information concerning the Company from any third party, including any subpoena or demand for discovery, he shall notify the Company by certified or registered mail, postage prepaid immediately upon receipt of such a request or demand. The Executive agrees to cooperate with any effort by the Company, at its expense, to lawfully oppose, limit or quash any such subpoena, request or demand for information.

                  (d) The Executive acknowledges and agrees that the Company Information constitutes a legitimate, protectible interest of the Company. The Executive further acknowledges that, in light of his exposure to Company Information and the uniqueness of his services to the Company, the restrictions contained in this Section 12 are reasonable and necessary to protect the Company's business and goodwill, and that a violation of this Section 12 would cause irreparable damage to the Company.

                  (e) Each of the parties hereto agrees that it or he (as applicable) will not make, or cause to be made, any statements, observations or opinions, or communicate any information (whether oral or written) that disparages or is likely in any way to harm the business, business or personal reputation or financial condition of the Company and, in the case of the Executive, the business or personal, reputation or financial condition of the Executive.

                  (f) The parties shall keep this Agreement, and all discussions, negotiations and terms of this Agreement (the "Agreement Information") strictly confidential. Notwithstanding the foregoing, the Company may disclose the Agreement Information to related parties who, in the Company's reasonable judgment, need to know such information. The Company shall inform such related party of this Agreement and the confidential nature of such information. For purposes hereof, related party shall mean the Company's directors, officers, partners, employees, outside counsel, engineers, consultants, lenders, representatives and accountants. Notwithstanding anything contained herein to the contrary, the parties may disclose the Agreement Information in connection with a dispute concerning this Agreement, in the Company's financial statements, to the Executive's financial and legal advisors or as required by law, including in connection with a Securities and Exchange Commission filing by the Company or its affiliates

         13. Review and Consideration of Agreement. The Company hereby advises, and the Executive acknowledges that the Company has advised him to consult with an attorney of his choice prior to signing this Agreement, and that he has availed himself of that right. The Executive acknowledges that he understands and agrees that the Company is under no obligation to offer any of the benefits set forth in this Agreement, including the release and that he is under no obligation to consent to the release. The Executive acknowledges that the payments being made to him under this Agreement are in excess of what he would have ordinarily been entitled to receive upon termination of his employment with the Company. The Executive acknowledges that he fully understands the terms of this Agreement, that he has had 21 days to consider them and to seek the advice of his attorney and that he is signing them freely, knowingly and voluntarily; and understands that he has seven days from the date he presents this Agreement to



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the Company to revoke them, and that this Agreement shall not become effective or enforceable until the seven day revocation period has expired.

         14. Complete Agreement; Amendment. The terms set forth in this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and may not be altered or modified other than in a writing signed by each of the parties hereto. This Agreement supersedes all prior agreements and understandings between the parties concerning the subject matter hereof, including, without limitation, the Employment Agreement dated January 1,2001, by and between Ultrak Operating, L.P. and the Executive and any drafts of an employment agreement by and between Ultrak Operating, L.P. and the Executive.

         15. Severability. In the event any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, geographical scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

         16. Notices. Any notices, transmittals, or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent by next day delivery service, personal delivery or certified or registered mail, postage prepaid, addressed as follows:


                                       If to the Company, to:

                                            Ultrak Operating, L.P.
                                            1301 Waters Ridge Drive
                                            Lewisvllle, Texas 75057
                                            Attention: General Counsel

                                       If to the Executive to:

                                            Peter Beare
                                            Ivy Barn, Chester Road
                                            Mickle, Trafford, Chester
                                            CH2 4EA

or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given upon its receipt.

         17. Arbitration; Governing Law. All disputes with regard to this Agreement shall be exclusively adjudicated by binding arbitration in the State of Texas, County of Dallas in accordance with the then current rules of the American Arbitration Association. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to the effect of principles or conflicts of laws thereof.



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         18. No Third-Party Beneficiaries. This Agreement is made solely for the benefit of, and shall be binding upon and inure to the benefit of those persons who are parties hereto (including their heirs, executors, administrators and successors), and no other person shall have or be entitled to enforce any rights, benefits or obligations under this Agreement.

         19. No Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be sold, transferred or assigned by either of the parties hereto without the prior written consent of the other party hereto. Any sale, transfer or assignment of this Agreement or any of the rights, interests or obligations under this Agreement in violation of the foregoing sentence shall be null and void.

         20. Headings. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         21. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


COMPANY
                                            EXECUTIVE:
ULTRAK OPERATING, L.P.

By: ULTRAK GP, INC.
    Sole General Partner

    By: /s/ KAREN S. AUSTIN                 /s/ PETER BEARE
       ---------------------------          ------------------------------------
       Name: Karen S. Austin                Peter Beare
       Title: Vice President and
              General Counsel



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